UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 21, 2021
Pentair plc
(Exact name of Registrant as specified in its charter)

Ireland	001-11625	98-1141328
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

Regal House, 70 London Road, Twickenham, London, TW13QS United Kingdom
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: 44-74-9421-6154

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	PNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2). ☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On September 21, 2021, the independent members of the Board of Directors of Pentair plc (the “Company”) appointed Melissa Barra as an independent director of the Company effective as of December 1, 2021. The independent members of the Board of Directors of the Company also appointed Ms. Barra as a member of the Audit and Finance Committee of the Board.

Ms. Barra will participate in the Company’s standard non-employee director compensation arrangements described under “Director Compensation” in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 19, 2021. Ms. Barra will enter into a Deed of Indemnification with the Company, as well as an Indemnification Agreement with Pentair Management Company, a subsidiary of the Company, the forms of which were filed as Exhibits 10.15 and 10.16, respectively to the Company’s Current Report on Form 8-K filed with the SEC on June 3, 2014.

ITEM 9.01 Financial Statements and Exhibits
(a)Financial Statements of Businesses Acquired
Not applicable.
(b)Pro Forma Financial Information
Not applicable.
(c)Shell Company Transactions
Not applicable.
(d)Exhibits
EXHIBIT INDEX

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on September 22, 2021.

PENTAIR PLC
Registrant

By:	/s/ Karla C. Robertson
Karla C. Robertson
Executive Vice President, General Counsel, Secretary and Chief Social Responsibility Officer